UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MEMSIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEMSIC, Inc. Receives “FOR” Recommendations from

ISS, Egan-Jones and Glass Lewis related to its

Proposed Merger with MZ Investment Holdings Limited

Andover, MA — September 6, 2013 — MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS solution provider, today announced that ISS Proxy Advisory Services (“ISS”), Egan-Jones Proxy Services (“Egan-Jones”) and Glass, Lewis & Co., LLC (“Glass Lewis”), three leading independent proxy advisory firms, have issued written reports recommending that MEMSIC stockholders vote “FOR” the proposal to adopt the merger agreement by and among MEMSIC, MZ Investment Holdings Limited (“MZ”) and MZ Investment Holdings Merger Sub Limited (a Delaware corporation and wholly owned subsidiary of MZ) at MEMSIC’s special meeting of stockholders scheduled for September 16, 2013. Under the terms of the merger agreement, holders of MEMSIC’s common stock, par value $0.00001 per share (other than those stockholders contributing their shares to MZ or its affiliates prior to the merger or properly asserting appraisal rights under the Delaware General Corporation Law) will have their common stock converted into the right to receive $4.225 per share in cash without interest.

In recommending that its clients vote to adopt the merger agreement, ISS stated in a report published August 28, 2013*: “While the participation of company insiders in the merger offer can raise potential conflicts of interest, the board acted to mitigate any conflicts and actively sought additional offers for the company. The merger represents a strong premium to the last unaffected share price. Shareholder support for the proposal is warranted.” Egan-Jones similarly recommends that its clients vote to adopt the merger agreement, noting*: “Based on our review of publicly available information on strategic, corporate governance and financial aspects of the proposed transaction, Egan-Jones views the proposed transaction to be a desirable approach in maximizing shareholder value and recommends that clients holding shares of MEMSIC, Inc. vote “FOR” this Proposal.” Concurring, Glass Lewis wrote*: “Given that the buyout presents unaffiliated shareholders with the opportunity to cash out at a favorable valuation, especially when compared to the Company’s dimmer financial prospects going forward, we believe the all-cash buyout represents the best alternative for unaffiliated shareholders at this time. Based on these factors, along with the unanimous support of the unaffiliated directors, we believe the proposed acquisition is in the best interests of shareholders.  Accordingly, we recommend that shareholders vote FOR this proposal.”

ISS, Egan-Jones and Glass Lewis also each recommended that MEMSIC stockholders vote “FOR” the approval, on a non-binding basis, of certain compensation arrangements for MEMSIC’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

“We are pleased that ISS, Egan-Jones and Glass Lewis support the view of the special committee and the board of directors that stockholders should vote in favor of adopting the merger agreement,” said director Roger W. Blethen, chairman of the special committee. “We ask stockholders to vote their shares by proxy in favor of the proposed merger agreement well in advance of the September 16, 2013 special meeting date, in order to ensure that all shares are properly counted.”

MEMSIC’s stockholders are encouraged to read the company’s definitive proxy materials in their entirety as they provide, among other things, a detailed description of the process that led to the proposed merger and the reasons behind the special committee’s and the board of directors’ unanimous recommendations that stockholders vote “FOR” the approval of the merger agreement.

Investors who require assistance should contact MEMSIC’s proxy solicitor, AST Phoenix Advisors, by phone (toll-free) at (877) 478-5038.  Banks and brokers should contact AST Phoenix Advisors by calling (212) 493-3910.

* Permission to quote from ISS, Egan-Jones or Glass Lewis was neither sought nor obtained.

About MEMSIC, Inc.

MEMSIC, Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensors and multi-sensor system solutions based on micro-electromechanical systems (MEMS) technology and sophisticated integration technologies in both the IC level and module level. MEMSIC’s unique and proprietary approach combines leading-edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost-effective solutions for the mobile phone, automotive, consumer, industrial, and general aviation markets. The company’s shares are listed on the NASDAQ Stock Exchange (NasdaqGM: MEMS).

Forward-Looking Statements

Any statements in this press release which are not historical facts, including with respect to future events relating to the merger agreement and the proposed merger, constitute forward-looking statements. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. A statement containing an expectation or prediction as to the consummation of the merger is just an example of a forward-looking statement. Some factors that could realistically cause events to differ materially from those predicted in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with MZ; the outcome of any legal proceedings that have been, or may be, instituted against MEMSIC related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in MEMSIC’s Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and MEMSIC does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as may be required under federal securities laws.

About the Proposed Transaction

In connection with the proposed merger, MEMSIC filed a definitive proxy statement with the Securities and Exchange Commission on August 8, 2013. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by MEMSIC from the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from MEMSIC by directing a request to Investor Relations, MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810.

MEMSIC and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of MEMSIC’s participants in the solicitation is included in the definitive proxy statement. Additional information regarding MEMSIC’s directors and executive officers is also included in the definitive proxy statement.

Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger. These documents are available free of charge from the SEC’s Web site at www.sec.gov. or by directing a request to Investor Relations, MEMSIC, Inc., One Tech Drive, Suite 325, Andover, Massachusetts 01810.

Company Contact:	Investor Contact:
Patricia Niu	Harriet Fried
MEMSIC, Inc.	LHA
Chief Financial Officer	(212) 838-3777
(978) 738-0900	ir@memsic.com